                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              Michael Foods, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                        324 PARK NATIONAL BANK BUILDING
                             5353 WAYZATA BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416

                                                                  March 24, 1995

Dear Stockholder:

    You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Michael Foods, Inc. to be held in the Auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota on Thursday, April 27, 1995, at 4:00 p.m., local time.

    The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting there will be a report on the operations of the Company. After the business of the meeting has been concluded, stockholders will be given the opportunity to ask appropriate questions.

    The items requiring stockholder approval are the election of directors and the ratification of the appointment of auditors for the year 1995. We recommend that you vote FOR these proposals, which are set forth in more detail in the accompanying Proxy Statement.

    Whether or not you can attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                        Sincerely,

                                        [SIG]

                                        Gregg A. Ostrander
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              MICHAEL FOODS, INC.

                                ---------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1995
                              --------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Michael Foods, Inc., a Delaware Corporation, will be held in the Auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, at 4:00 p.m., local time, on Thursday, April 27, 1995.

    This meeting is being held for the following purposes:

    1. To elect nine persons to serve as directors until the next annual election and until their successors are duly elected and qualified.

    2. To ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 1995.

    3.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 15, 1995 will be entitled to notice of or to vote at the meeting. Whether or not you plan to be present at the meeting, please sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience.

                                        [SIG]

Minneapolis, Minnesota                  Jeffrey M. Shapiro
March 24, 1995                          EXECUTIVE VICE PRESIDENT AND SECRETARY

                              MICHAEL FOODS, INC.

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1995

    This Proxy Statement is furnished to stockholders of Michael Foods, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on April 27, 1995 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The mailing date of this Proxy Statement and enclosed form of proxy is March 24, 1995.

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners is estimated at $8,000 and will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company who will receive no additional compensation. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by filing with any officer of the Company a written notice of revocation or another proxy bearing a later date. Unless otherwise noted on the proxy, the proxies will vote for the proposals set forth herein. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Jeffrey
M. Shapiro, Executive Vice President and Secretary, Michael Foods, Inc., 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416.

    The close of business on March 15, 1995 was fixed by the Board as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On February 15, 1995, the Company had outstanding 19,301,577 shares of Common Stock, $.01 par value per share (the "Common Stock"). The Common Stock is the Company's only class of voting securities and each share entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting in electing directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter upon which the stockholder has abstained. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    A copy of the Company's Annual Report for the year 1994, including financial statements, accompanies this Proxy Statement. The Company will also provide upon request a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year. Such request should be made to the Secretary of the Company at the address shown above.

                             ELECTION OF DIRECTORS

    Pursuant to the by-laws of the Company, the Board has fixed at nine the number of directors to be elected at the Annual Meeting. Unless otherwise indicated thereon, the proxy holders will vote for the election of the nominees listed below to serve until the next annual meeting of stockholders and until their successors are elected and qualified. All of the nominees are members of the present Board. If for any reason any nominee shall be unavailable for election to the Board, the holders of proxies will vote for a substitute. Management has no reason to believe that any of the nominees will be unable to serve if elected to office.

    The nine nominees who receive the highest number of votes will be elected directors of the Company. The Board recommends a vote FOR the election of each of the nominees listed below.

NOMINEES

    The following table sets forth certain information regarding the nominees.

                                                                               FIRST BECAME
                                                                                A DIRECTOR
                                                                                  OF THE
NAME                  AGE                 BIOGRAPHICAL SUMMARY                   COMPANY
--------------------  ---  --------------------------------------------------  ------------
James H. Michael      74   Chairman  of the Board since 1987. Chairman of the        1987
                           Executive Committee of the  Board of Directors  of
                           North  Star  Universal, Inc.  ("NSU")  since 1988.
                           Chairman of the  Board of NSU  from 1981 to  1991.
                           NSU  is a holding company owning 38% of the Common
                           Stock of Michael  Foods, Inc., 37%  of the  common
                           stock   of  CorVel   Corporation,  and  businesses
                           engaged in voice and data communications  products
                           and   services,  as  well  as  mainframe  computer
                           features, parts  and  services for  the  secondary
                           market. Real estate owner and developer.

Gregg A. Ostrander    42   President   and  Chief   Executive  Officer  since        1994
                           January  1994.   Chief  Operating   Officer   from
                           February  1993  to  December  1993.  President  of
                           Swift-Eckrich Prepared Foods from December 1990 to
                           February 1993. Senior Vice President of  Marketing
                           of Swift-Eckrich, Inc. from 1986 to 1990.

Richard A. Coonrod    63   President of Coonrod Agriproduction Corporation, a        1993
                           food  and  agribusiness consulting  and investment
                           firm, since  1985. President  of St.  Louis  Ship,
                           Inc.,  a marine equipment  manufacturer, from 1988
                           to 1991.  General  Partner  of The  Food  Fund,  a
                           Minneapolis-based limited partnership specializing
                           in   food-related  investments,  since  1990.  Mr.
                           Coonrod is also a director of Orange-co, Inc.

Miles E. Efron        68   Chairman of the Board of NSU since 1991. President        1988
                           and Chief Executive  Officer of NSU  from 1988  to
                           1990.  Mr. Efron  is also  a director  of Employee
                           Benefit Plans, Inc.

Orville L. Freeman    76   Of  counsel  with   Popham,  Haik,  Schnobrich   &        1989
                           Kaufman,  Ltd., a Minneapolis, Minnesota law firm,
                           for more than  five years. Mr.  Freeman is also  a
                           director of Mycogen Corporation.

Arvid C. Knudtson     68   Consultant.   Principal   in   ACK   Financial,  a        1987
                           financial services firm  serving the  agricultural
                           market, from 1988 to 1993.

Joseph D. Marshburn   66   Senior  Vice  President of  Citrus World,  Inc., a        1987
                           citrus processing and marketing cooperative, since
                           November 1993. Chief  Executive Officer of  Citrus
                           World, Inc. from 1978 to November 1993.

Jeffrey J. Michael    38   President and Chief Executive Officer of NSU since        1990
                           December  1990. Vice  President --  Finance of NSU
                           from 1987 to 1990. Mr. Michael is also a  director
                           of  NSU and CorVel Corporation,  and is the son of
                           Mr. James H. Michael.

                                                                               FIRST BECAME
                                                                                A DIRECTOR
                                                                                  OF THE
NAME                  AGE                 BIOGRAPHICAL SUMMARY                   COMPANY
--------------------  ---  --------------------------------------------------  ------------
Richard G. Olson      61   President  and  Chief  Executive  Officer  of  the        1987
                           Company  from  1987 to  1993. Chairman  of Fil-Mor
                           Express, Inc., a Minnesota-based trucking company,
                           since 1982.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    AUDIT COMMITTEE. The Company has a standing Audit Committee which currently consists of Mr. Knudtson as Chairman, Mr. Marshburn and Mr. Jeffrey J. Michael. The Audit Committee reviews, recommends and reports to the Board on (1) the independent auditors, (2) the quality and effectiveness of internal controls,
(3) engagement or discharge of the independent auditors, (4) professional services provided by the independent auditors, and (5) the review and approval of major changes in the Company's accounting principles and practices. During 1994, the Audit Committee held three meetings.

    COMPENSATION COMMITTEE. The Company has a standing Compensation Committee which currently consists of Mr. Efron as Chairman, Mr. Freeman and Mr. Coonrod. The Compensation Committee considers and recommends to the Board salary schedules and other remuneration for the Company's executive officers. This committee also administers the Company's Stock Option Plans, 1994 Executive Incentive Plan and 1994 Executive Performance Stock Award Plan. During 1994, the Compensation Committee met twice.

    During the year ended December 31, 1994, the Board held four regular meetings and one special meeting. All directors attended more than 75% of the meetings of the Board and committees on which they sit.

    Directors who are not officers or employees of the Company receive an annual retainer of $20,000. Directors incurring travel expenses to attend meetings are reimbursed in full. The total directors' fees and travel expense reimbursements in the year 1994 was $180,495.

STOCK TRANSACTION REPORTING

    The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by Company directors and executive officers. Based on the information provided to the Company, the Company is not aware of any director or executive officer of the Company who failed to timely file any report required to be filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers during each of the Company's last three fiscal years.

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                       ANNUAL COMPENSATION    -------------
                                                                      ----------------------      STOCK          ALL OTHER
              NAME AND PRINCIPAL POSITION                FISCAL YEAR    SALARY     BONUS(4)    OPTIONS(2)     COMPENSATION(3)
-------------------------------------------------------  -----------  ----------  ----------  -------------  ------------------
Gregg A. Ostrander (1)                                         1994   $  280,000  $  203,000       20,000      $     7,370
President & Chief Executive Officer                            1993      224,519     125,000       50,000          100,258
                                                               1992       --          --           --                --

Jeffrey M. Shapiro                                             1994      226,000     163,850       --                6,676
Executive Vice President & Secretary                           1993      216,000      --            5,000            9,055
                                                               1992      206,000      --           --                8,655

Kevin S. Murphy                                                1994      176,000     154,000       --                6,530
Chief Executive Officer, Northern Star Co.                     1993      176,000      26,224        5,000            7,378
                                                               1992      170,000      --           --                7,138

James J. Kohler                                                1994      176,000     154,000       --                6,242
President, Kohler Mix Specialties, Inc.                        1993      176,000       8,800        5,000            9,066
                                                               1992      176,000      --              450            8,728

Norman A. Rodriguez                                            1994      176,000     140,800       --                6,242
President, Crystal Farms Refrigerated                          1993      176,000      25,819        5,000            7,378
Distribution Co.                                               1992      176,000      --           --                7,040

------------------------------
(1)  Mr. Ostrander joined the Company in 1993.
(2)  Number of shares of Common Stock purchaseable under option grants.
(3) Reflects the value of the Company's contributions under the Retirement Savings Plan and value of life insurance premiums paid by the Company. 1993 figure for Mr. Ostrander includes reimbursement of moving expenses of $98,464 and the benefit from an interest-free loan provided by the Company to assist in his relocation of $1,474.
(4) Figures for 1994 include Common Stock incentive awards paid under the 1994 Executive Incentive Plan as follows: Mr. Ostrander $35,000; Mr. Shapiro $28,250; Mr. Murphy $22,000; Mr. Kohler $22,000; Mr. Rodriguez $22,000.
     Awards represent 50% of the amount earned for 1994 performance under the vesting schedule of the 1994 Executive Incentive Plan (see "Report of Compensation Committee on Executive Compensation"). Awards were valued using the closing price of the Common Stock on February 22, 1995 of $11.125, resulting in share awards as follows: Mr. Ostrander 3,146 shares; Mr. Shapiro 2,539; Mr. Murphy 1,978; Mr. Kohler 1,978; Mr. Rodriguez 1,978.

OSTRANDER EMPLOYMENT AGREEMENT, AS AMENDED

    Effective January 1, 1994, the Company entered into a three-year employment agreement with Mr. Ostrander in connection with his appointment as President and Chief Executive Officer. The agreement provided for an annual base salary of $280,000 and entitles Mr. Ostrander to participate in the Michael Foods, Inc. 1994 Executive Incentive Plan ("1994 Executive Incentive Plan") and other fringe benefit plans established by the Company for its executive officers. The agreement also provided for a non-qualified stock option to purchase 20,000 shares of Common Stock at an exercise price of $8.125, which was granted to Mr. Ostrander on January 3, 1994. This option vests ratably over five years and expires January 3, 2004. In the event Mr. Ostrander's employment is terminated by incapacity, death or thirty days' written notice by the Company, Mr. Ostrander shall receive as termination payment an amount equal to the remaining base salary due under this agreement, but in any event not less than two year's base salary, plus 50% of such base salary amount in lieu of any incentive compensation or options to purchase Common Stock for the remaining term of the agreement, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the  date of termination.  In the case of  incapacity or death,  or termination by the Company without cause (which is defined to include termination after a change in control), all options to purchase Common Stock granted to Mr. Ostrander shall become fully vested.

    If Mr. Ostrander's employment is terminated by Mr. Ostrander providing the Company with thirty days' written notice, he shall receive as a termination payment one year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If the Company terminates Mr. Ostrander without notice for cause, no amount shall be paid beyond the last day of service by Mr. Ostrander and he shall not be deemed to have earned any incentive compensation or options to purchase Common Stock for the year of termination.

    Effective January 1, 1995, the Company and Mr. Ostrander agreed to enter into Amendment No. 1 to the Ostrander Employment Agreement. Said amendment provides for an annual base salary of at least $294,000 effective January 1, 1995. The amendment also provides for a non-qualified stock option to purchase 40,000 shares of Common Stock at an exercise price of $10.00, which was granted to Mr. Ostrander on January 3, 1995. This option vests ratably over five years and expires January 3, 2005. The amendment further provides for a non-qualified stock option to purchase 40,000 shares of Common Stock to be granted on January 2, 1996 at an exercise price equal to the price of the Common Stock as of the close of business on that date, or $10.00 per share, whichever is greater.

    Amendment No. 1 to the Ostrander Employment Agreement also added an additional termination provision whereby, if Mr. Ostrander's employment is terminated by the Company without cause if there is a change in control of the Company and thereafter Mr. Ostrander's duties are substantially reduced or negatively altered without his prior written consent, Mr. Ostrander shall receive as a termination payment all amounts due under the agreement as base salary, plus 50% of such base salary in lieu of any incentive compensation and options to purchase Common Stock for the remaining term of the agreement, but in any event not less than two year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination.

SHAPIRO EMPLOYMENT AGREEMENTS

    Effective January 1, 1990 the Company entered into a five-year employment agreement with Mr. Shapiro. The agreement provided for an annual base salary of $180,000 in 1990, with such amount increasing $10,000 per year for each of the remaining four years. Mr. Shapiro also participated in the Company's Annual Incentive Compensation Plan and other fringe benefit plans established by the Company for its executive officers. In addition, the agreement provided for a fully-vested non-qualified stock option to purchase 15,000 shares of Common Stock with an exercise price of $9.33, which was granted to Mr. Shapiro on January 2, 1990.

    Effective January 1, 1995, the Company and Mr. Shapiro entered into a new two-year employment agreement. The agreement provides for an annual base salary of at least $238,000 and entitles Mr. Shapiro to participate in the 1994 Executive Incentive Plan and other fringe benefit plans established by the Company for its executive officers. In the event Mr. Shapiro's employment is terminated by incapacity, death, or by thirty days' written notice by the Company, Mr. Shapiro shall receive as termination payment all amounts due under the agreement as base salary, but in any event not less than one year's base salary, plus 50% of such base salary amount in lieu of any incentive compensation and options to purchase Common Stock for the remaining term of the agreement, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by the Company without cause (which is defined to include termination after a change in control), all options to purchase Common Stock granted to Mr. Shapiro shall become fully vested.

    If Mr. Shapiro's employment is terminated by Mr. Shapiro providing the Company with thirty days' written notice, he shall receive no termination payment. However, Mr. Shapiro will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If the Company terminates Mr. Shapiro without notice for cause, no amount shall be paid beyond the last day of service by Mr. Shapiro and he shall not be deemed to have earned any incentive compensation or options to purchase Common Stock for the year of termination.

    If Mr. Shapiro's employment is terminated by the Company without cause if there is a change in control of the Company and thereafter Mr. Shapiro's duties are substantially reduced or negatively altered without his prior written consent, Mr. Shapiro shall receive as a termination payment all amounts due under the agreement as base salary, plus 50% of such base salary in lieu of any incentive compensation and options to purchase Common Stock for the remaining term of the agreement, but in any event not less than two year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination.

MURPHY, KOHLER AND RODRIGUEZ EMPLOYMENT AGREEMENTS

    Effective January 1, 1995 the Company entered into two-year employment agreements with certain executive officers, including Messrs. Murphy, Kohler and Rodriguez. The agreements for Messrs. Murphy, Kohler and Rodriguez are substantially identical with the exception of specified annual base salaries, which are established as at least $185,000 for Mr. Murphy and as at least $176,000 for Messrs. Kohler and Rodriguez. The agreements provide for the officer to participate in the 1994 Executive Incentive Plan and other fringe benefit plans established by the Company for its executive officers. In the event the officer's employment is terminated by incapacity, death, or by thirty days' written notice by the Company, the officer shall receive as termination payment an amount equal to one year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. In the case of incapacity or death, or termination by the Company without cause (which is defined to include termination after a change in control), all options to purchase Common Stock granted to the officer shall become fully vested.

    If the officer's employment is terminated by the officer providing the Company with thirty days' written notice, the officer shall receive no termination payment. However, the officer will be entitled to receive any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. If the Company terminates the officer without notice for cause, no amount shall be paid beyond the last day of service by the officer and the officer shall not be deemed to have earned any incentive compensation or options to purchase Common Stock for the year of termination.

    If the officer's employment is terminated by the Company without cause if there is a change in control of the Company and thereafter the officer's duties are substantially reduced or negatively altered without his prior written consent, the officer shall receive as a termination payment an amount equal to two year's base salary, plus any incentive compensation earned for any year prior to the year of termination which is unpaid at the date of termination. The employment agreements for Messrs. Murphy, Kohler and Rodriguez had no bearing on their 1994 compensation.

1994 EXECUTIVE INCENTIVE PLAN

    The Company established on January 1, 1994, the 1994 Executive Incentive Plan. The 1994 Executive Incentive Plan is described in more detail in the Report of Compensation Committee on Executive Compensation.

CHANGE IN CONTROL ARRANGEMENTS

    Certain key employees of the Company and its subsidiaries are covered under the Severance Plan for Eligible Employees of Michael Foods, Inc. and its Subsidiaries (the "Severance Plan") should they be terminated without cause within 24 months following a change in control. Generally, the Severance Plan defines change in control as occurring when a person acquires the power to elect, appoint or cause the election or appointment of at least a majority of the Company's Board or purchases all or substantially all of the properties and assets of the Company; provided, however, that a change in control does not include certain acquisitions pursuant to a merger, consolidation or sale of properties and assets. Under the Severance Plan, certain key employees would be entitled to receive a lump sum payment equal to two times total annual compensation. Annual compensation is defined as the employee's highest annual rate of salary (excluding bonuses, benefits, allowances, etc.) within the three calendar year periods prior to the date of termination of employment; provided, however, that if the employee has been employed by the Company or a predecessor for less than three years, total annual compensation means the highest annualized salary during the period of employment.

    The Company's  severance  compensation agreements  with  Messrs.  Ostrander,
Shapiro, Murphy, Kohler and Rodriguez are contained in their respective employment agreements (see "Ostrander Employment Agreement, as Amended", "Shapiro Employment Agreements" and "Murphy, Kohler and Rodriguez Employment Agreements") that are effective upon termination of employment without cause, which includes termination after a change in control of the Company. In the event of a change in control of the Company, all options to purchase Common Stock become fully vested.

DESCRIPTION OF STOCK OPTION PLANS -- KEY EMPLOYEES

    On March 20, 1987, the Company adopted the 1987 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the 1987 Non-Qualified Stock Option Plan (the "Non-Qualified Stock Option Plan") (collectively, the "Stock Option Plans"). These plans provide for the grant of options to purchase shares of Common Stock of the Company to key employees of the Company and its subsidiaries as determined by the Compensation Committee of the Company's Board (the "Committee"). The aggregate number of shares of Common Stock as to which options may be awarded under both plans currently is 2,332,700. The maximum aggregate number of shares of Common Stock as to which options may be granted under the Stock Option Plans to any one employee is 337,500 shares. The Stock Option Plans play a critical role in the Company's compensation strategy of providing performance incentives to attract and retain certain key individuals and to give such individuals a direct financial interest in the future success and profitability of the Company.

    The Incentive Stock Option Plan provides for the granting of "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"). Among other restrictions, an option granted under the Incentive Stock Option Plan cannot, in general, be exercised during the first 12 months after the date of its grant, and will become exercisable ratably over the first five years. Options granted under the plan expire not later than 10 years after grant. The Non-Qualified Stock Option Plan provides for the granting of options which do not qualify as "incentive stock options" within the meaning of
Section 422A of the Code. Although the Committee has not done so, the Non-Qualified Stock Option Plan permits the Committee to grant, in its discretion, new options to replace options surrendered for cancellation, but the new option grants must meet all Non-Qualified Stock Option Plan requirements. As with the Incentive Stock Option Plan, options granted under the Non-Qualified Stock Option Plan cannot, in general, be exercised during the first 12 months after the date of grant, will become exercisable ratably over the first five years, and expire not later than 10 years after the grant. The option price per share for options granted under the Stock Option Plans is not less than the fair market value of a share of Common Stock on the date of grant. An optionee generally must pay the full exercise price of an option in cash. The Stock
Option Plans are subject to amendment by the Committee subject to the restriction that, in general, the Committee may not increase the number of shares of Common Stock which may be issued under the Stock Option Plans or the class of employees eligible to be granted options.

DESCRIPTION OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    In 1992, the Board approved a Stock Option Plan for Non-Employee Directors (the "Director Plan"), which was subsequently approved by the Company's stockholders. The purpose of the Director Plan is to aid the Company in attracting and retaining non-employee directors by enabling the acquisition of a financial interest in the Company by non-employee directors through the issuance of shares of Common Stock with respect to his or her services as a director of the Company. The Director Plan also memorializes the Company's practice since inception of granting options to purchase Common Stock to non-employee directors upon their election or appointment as a director.

    The Director Plan provides that non-employee directors will receive, upon their initial election or appointment, an option to purchase 5,000 shares of Common Stock at the then fair market value of the

Common Stock. The Director Plan also provides for the grant of an option to purchase an additional 5,000 shares of Common Stock upon each director's subsequent five year anniversary of participation on the Board. The options become exercisable in full one year after the date of grant and expire ten years from the date of grant. The Board currently has eight non-employee directors and 42,500 shares of Common Stock are currently subject to options granted to non-employee directors under the Director Plan.

    107,500 shares of Common Stock remain available for issuance under the Director Plan. This number will be subject to adjustment in the event of stock splits, reclassifications of shares of Common Stock, recapitalizations, stock dividends or similar adjustments in the Common Stock.

    The Board may amend the Director Plan to conform it to securities laws or other laws, or to comply with stock exchange rules or requirements. However, the Board may not amend the Director Plan to change: (i) the total number of shares of Common Stock as to which options may be granted; (ii) the class of persons eligible to receive options under the Director Plan; (iii) the manner of determining option prices; (iv) the period during which the options may be granted or exercised; or (v) the provisions relating to the administration of the Director Plan by the Board. The Board may terminate the Director Plan without stockholder approval.

OPTION GRANTS IN LAST YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                        NUMBER OF      % OF TOTAL                                  STOCK PRICE
                                        SECURITIES      OPTIONS      EXERCISE OR                 APPRECIATION FOR
                                        UNDERLYING     GRANTED TO    BASE PRICE                   OPTION TERM(4)
                                         OPTIONS      EMPLOYEES IN    PER SHARE    EXPIRATION  --------------------
NAME                                  GRANTED (#)(1)   LAST YEAR      ($/SH)(2)     DATE(3)     5% ($)     10% ($)
------------------------------------  --------------  ------------  -------------  ----------  ---------  ---------
Gregg A. Ostrander                        20,000         33.9%          8.125       01/03/04    102,195    258,983
Jeffrey M. Shapiro                          --             --            --            --         --         --
Kevin S. Murphy                             --             --            --            --         --         --
James J. Kohler                             --             --            --            --         --         --
Norman A. Rodriguez                         --             --            --            --         --         --

------------------------
(1) All options granted in 1994 are exercisable in cumulative 20% installments commencing one year from date of grant, with full vesting occurring on the fifth anniversary date. Vesting may be accelerated in certain events relating to change of the Company's ownership.
(2) All options were granted at fair market value of the Common Stock based upon the last reported price on date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(3)  All options have a ten year term, subject to termination of employment.
(4) Potential gains are reported net of the option exercise price, but before taxes associated with exercise. THESE AMOUNTS REPRESENT CERTAIN ASSUMED RATES OF APPRECIATION ONLY. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, OVERALL STOCK MARKET CONDITIONS, AS WELL AS THE OPTIONHOLDERS' CONTINUED EMPLOYMENT THROUGH THE VESTING PERIOD. THE AMOUNTS REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED.

OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION VALUES

    There were no option exercises by the named executive officers in 1994. The following table provides information related to the number and value of options held at December 31, 1994 by the named executive officers.

                                                          VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS AT
                              OPTIONS AT YEAR-END           YEAR-END ($)(1)
                           --------------------------  --------------------------
NAME                       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------  -----------  -------------  -----------  -------------
Gregg A. Ostrander             10,000        60,000        10,000        75,000
Jeffrey M. Shapiro             78,307         8,036       163,594        --
Kevin S. Murphy                55,547        14,113        17,813         3,281
James J. Kohler                58,289         4,840        62,188        --
Norman A. Rodriguez            62,969         7,813        --           --

------------------------
(1) The closing price for the Common Stock on December 31, 1994 was $9.875. Value is calculated on the basis of the difference between the option exercise price and $9.875 multiplied by the number of shares of Common Stock underlying the options.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Compensation of the Company's executive officers is based on four components -- base salary, incentive cash bonus, incentive stock bonus and stock option awards. Base salary is fixed by contract in the case of the Chief Executive Officer, the Executive Vice President and certain other executive officers. The employment agreements, which specified 1994 base salary levels, between the Company and Mr. Ostrander and the Company and Mr. Shapiro were entered into in 1994 and 1990 respectively. Their compensation for 1994 was determined principally by reference to those agreements. See "Executive Compensation -- Ostrander Employment Agreement, as Amended" and "-- Shapiro Employment Agreements."

    The Company has established the base salary for its executive officers, including the Chief Executive Officer, by reference to competitive salaries of executives with similar positions and responsibilities. These base salaries are established through negotiations and are not dependent upon the Company's performance. As part of this process, the Company has referenced national executive compensation studies. In the case of Messrs. Ostrander and Shapiro, the compensation provided for under their employment agreements results principally from arms-length negotiations between the Company and the individuals. The Compensation Committee believes the Company should provide the Chief Executive Officer and other executive officers with base salaries that are competitive with those offered by food companies of comparable size. In late 1993, the Company reviewed a study prepared for it by a national firm specializing in executive compensation and determined that the compensation of its executive officers at that time was generally at, or below, that of persons in similar positions at U. S. food companies of comparable size. It is unclear whether any of those companies are within the S & P Food Group used in the Stock Price Performance Graph (see "Stock Price Performance Graph"). In 1994, executive officers' annual base salary adjustments were made which aggregated $75,000 as compared to the base salary levels which prevailed as of December 31, 1993. Of this amount, $30,000 was pursuant to Mr. Ostrander's employment agreement and $10,000 was pursuant to Mr. Shapiro's employment agreement, with the balance paid to two executive officers to adjust their base salaries to levels comparable to those of other executive officers of the Company with similar responsibilities. In early 1995, certain executive officers of the Company, not previously covered by employment agreements, entered into two year employment agreements with the Company. These executive officers included Messrs. Murphy, Kohler and Rodriguez.

    The Compensation Committee periodically reviews its compensation criteria and programs to consider both changing business conditions and the Company's needs. In recognition of the Company's changing needs, the incentive compensation plan in effect since 1988 was terminated as of January 1, 1994 and was replaced by the 1994 Executive Incentive Plan. The 1994 Executive Incentive Plan provides for three incentive components: cash awards, Common Stock awards and Common Stock option awards. All participants in the 1994 Executive Incentive Plan are eligible to earn awards under the first two components, with cash awards being limited to a maximum of 75% of base salary, and with only certain executive officers qualifying for Common Stock option awards. The 1994 Executive Incentive Plan rewards participants upon the attainment of specific performance goals -- corporate executives are rewarded based upon the attainment of the Company's earnings per share growth targets and operating company executives are rewarded based upon individual operating company growth in profit before taxes, as well as overall corporate earnings per share growth. Cash awards under the 1994 Executive Incentive Plan are dependent upon attainment of annually established guidelines, or targets, determined by the Company's Chief Executive Officer and approved by the Compensation Committee. The purpose of the 1994 Executive Incentive Plan is to incent and reward the senior management of the Company for delivering or exceeding their annual operating plan and to motivate those executives to be planning and focusing on long-term earnings growth. There is no provision for incentive awards when there is a decrease in earnings year-over-year at the appropriate business unit level, except at the discretion of the Chief Executive Officer with the concurrence of the Compensation Committee. In addition, the 1994 Executive Incentive Plan attempts to foster longer-term performance by tying Common Stock awards to year-over-year performance over a three year period.

    As described above, all participants are eligible to receive cash awards and Common Stock awards under the 1994 Executive Incentive Plan. Cash awards are determined by the relative attainment of target profit amounts using a scale of increasing percentages which starts at the attainment of 94% of the target profit amount, with maximum awards achieved upon the attainment of 110% of the target profit amount. The calculation of the relative performance level, in turn, determines the percent of a participant's base salary which can be awarded under the cash award component of the 1994 Executive Incentive Plan, as set forth in a table contained in the 1994 Executive Incentive Plan document. Maximum incentive cash awards are: 75% of base salary for corporate executive officers and operating company presidents, 56.3% of base salary for other officers and 37.5% of base salary for key employees.

    For 1994, there were $686,400 in cash incentive awards paid to named executive officers under the 1994 Executive Incentive Plan, including $168,000 paid to Mr. Ostrander. These awards were determined in accordance with the 1994 Executive Incentive Plan based upon the achieved 1994 profit before bonuses and taxes as compared to target levels at the respective operating companies in the case of Messrs. Murphy, Kohler and Rodriguez. Relative to Mr. Ostrander's and Mr. Shapiro's cash incentive awards, the target level of corporate profits before bonuses and taxes for 1994 equated to a 14% increase in 1994 earnings per share as compared to 1993 earnings per share calculated on the same basis. The Company achieved 103.1% of the target earnings per share figure. Additionally, the Compensation Committee approved discretionary cash awards to participants within one division of the Company due to the fact that the division was negatively affected by unusual industry factors. The Compensation Committee also considered the proforma performance linked to this division's discretionary awards in calculating cash incentive awards for participants at the sales, distribution and corporate levels of the Company. Therefore, the incentive awards made to Mr. Ostrander and Mr. Shapiro were determined by using the resultant 106.5% attainment of the target.

    Common Stock awards are triggered by the Company attaining at least 15% year-over-year earnings per share growth. Earnings per share is computed on the basis of corporate profits before bonuses and taxes. Common Stock incentive awards are: 25% of base salary for corporate executive officers and operating company presidents, 18.8% of base salary for other officers and 12.5% of base salary for key employees. When the 15% earnings per share growth threshold is achieved, participants receive a fixed percentage of their base salary, as previously described, dependent upon their participation level in the 1994 Executive Incentive Plan. This is an "all or nothing" award. That is, if the 15% earnings per share growth threshold is not achieved, the Common Stock incentive award opportunity for that year is forfeited. Fifty percent of the earned Common Stock award amount vests immediately in the year it is earned, with 30% vesting the next year if at least 15% earnings per share growth is achieved in the second year, and the last 20% vesting the subsequent year if at least 15% earnings per share growth is achieved in the third year.

    For 1994, there were $129,250 in Common Stock incentive awards paid to named executive officers under the 1994 Executive Incentive Plan, including $35,000 paid to Mr. Ostrander. The amounts paid for

1994 performance represent 50% of the amount earned for 1994 under the three year vesting schedule as described above. The balance of the Common Stock incentive earned for 1994 performance has only been earned on a provisional basis and, therefore, may or may not be paid to the participants, depending upon whether or not the Company achieves at least 15% earnings per share growth in 1995 and 1996.

    For 1994, there were no incentive awards in the form of Common Stock option grants under the 1994 Executive Incentive Plan. The Company's earnings per share for 1994 were below the minimum threshold 1994 target of 20% annual growth for this incentive component. The minimum threshold of annual earnings per share growth for the Common Stock option grant component under the 1994 Executive Incentive Plan has been established at 15% beginning in 1995.

    The Company has no policy with respect to Section 162(m) of the Internal Revenue Code, which precludes a deduction by any publicly-held corporation for certain compensation paid to any covered employee to the extent that the compensation for the taxable year exceeds $1,000,000.

                                          The Compensation Committee
                                          Miles E. Efron, Chairman
                                          Richard A. Coonrod
                                          Orville L. Freeman

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and the S&P Food Group Index. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MICHAEL FOODS, INC.
                           S&P   500 Index     S&P Food Group
1989                       100         100                100
1990                    167.46       96.89             107.79
1991                    167.97      126.42             157.25
1992                    116.33      136.05             156.88
1993                     94.01      149.76             143.97
1994                    118.13      151.74             160.92

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS
    The following table sets forth certain information as of February 15, 1995 with respect to the beneficial holdings of each person or entity known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                                                           NUMBER OF SHARES
                                                             BENEFICIALLY       PERCENT OF
NAME AND ADDRESS                                               OWNED(1)           CLASS
-------------------------------------------------------  --------------------  ------------
North Star Universal, Inc.                                     7,380,187(2)          38.2%
610 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416

State of Wisconsin Investment Board                            1,745,000              9.0%
P.O. Box 7842
Madison, Wisconsin 53707

------------------------
(1)  Owned of record and beneficially except as otherwise noted.
(2) Includes 11,550 shares owned of record or beneficially by James H. Michael and 13,687 shares owned of record or beneficially by Jeffrey J. Michael.

SECURITIES OWNED BY MANAGEMENT
    The following table sets forth certain information as of February 15, 1995 with respect to the beneficial holdings of each director and nominee, each named executive officer and all executive officers and directors as a group.

                                                         NUMBER OF SHARES   PERCENT
                                                           BENEFICIALLY       OF
NAME OF BENEFICIAL OWNER                                     OWNED(1)       CLASS
-------------------------------------------------------  ----------------   ------
Directors and Nominees:
  James H. Michael                                        7,366,500(2)(3)     38.2%
  Gregg A. Ostrander                                         29,000(4)        *
  Richard A. Coonrod                                          6,000(5)        *
  Miles E. Efron                                              7,500(3)        *
  Orville L. Freeman                                            --            --
  Arvid C. Knudtson                                           6,000(5)        *
  Joseph D. Marshburn                                         5,000(5)        *
  Jeffrey J. Michael                                      7,368,637(2)(3)     38.2%
  Richard G. Olson                                          325,928(6)         1.7%
Named Executive Officers:
  Jeffrey M. Shapiro                                         84,434(7)        *
  Kevin S. Murphy                                            67,733(8)        *
  James J. Kohler                                            63,838(9)        *
  Norman A. Rodriguez                                        67,869(10)       *
All Directors and Executive
 Officers as a Group: (16 persons)                        8,140,995(11)       42.2%

------------------------
* Less than 1%
 (1) Owned of record and beneficially except as otherwise noted.
 (2) Includes 7,354,950 shares of Common Stock owned of record by NSU. Messrs. James H. Michael and Jeffrey J. Michael directly or beneficially own in the aggregate approximately 60% of the common stock of NSU. See "Security Ownership -- Principal Stockholders."
 (3) Includes 7,500 shares of Common Stock as to which Messrs. James H. Michael, Efron and Jeffrey J. Michael each have the right to acquire beneficial ownership within 60 days by the exercise of options granted to non-employee directors upon their election or appointment. See "Description of Stock Option Plan for Non-Employee Directors."
 (4) Includes 24,000 shares of Common Stock as to which Mr. Ostrander has the right to acquire beneficial ownership within 60 days by the exercise of options granted.

 (5) Includes 5,000 shares of Common Stock as to which Messrs. Coonrod, Knudtson and Marshburn have the right to acquire beneficial ownership within 60 days by the exercise of options granted. See "Description of Stock Option Plan for Non-Employee Directors."
 (6) Includes 325,928 shares of Common Stock as to which Mr. Olson has the right to acquire beneficial ownership within 60 days by the exercise of options granted.
 (7) Includes 81,324 shares of Common Stock as to which Mr. Shapiro has the right to acquire beneficial ownership within 60 days by the exercise of options granted.
 (8) Includes 64,978 shares of Common Stock as to which Mr. Murphy has the right to acquire beneficial ownership within 60 days by the exercise of options granted and 505 shares of Common Stock held in an Individual Retirement
     Account.
 (9) Includes 59,663 shares of Common Stock as to which Mr. Kohler has the right to acquire beneficial ownership within 60 days by the exercise of options granted.
(10) Includes 63,969 shares of Common Stock as to which Mr. Rodriguez has the right to acquire beneficial ownership within 60 days by the exercise of options granted.
(11) Includes 7,354,950 shares of Common Stock owned of record by NSU, 505 shares of Common Stock held in Mr. Murphy's Individual Retirement Account,
     10,000 shares of Common Stock held for the benefit of an executive officer in a Money Purchase Pension (Keogh) Account, and 743,668 shares of Common
     Stock as to which certain executive officers and directors have the right to acquire beneficial ownership within 60 days by the exercise of options granted.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board recommends that the stockholders ratify the Board's appointment of Grant Thornton LLP as independent auditors for the Company for the year ending December 31, 1995. Grant Thornton LLP has served as the Company's principal auditors since the formation of the Company in 1987.

    Representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions.

                         STOCKHOLDER PROPOSALS FOR THE
                      1996 ANNUAL MEETING OF STOCKHOLDERS

    Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by December 15, 1995. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board is not aware, are presented for action, it is the intention of the proxies named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                          By Order of the Board of Directors,

                                          [SIG]
                                          Jeffrey M. Shapiro
                                          EXECUTIVE VICE PRESIDENT AND SECRETARY

March 24, 1995

                             MICHAEL FOODS, INC.
P
R                      324 PARK NATIONAL BANK BUILDING
O                           5353 WAYZATA BOULEVARD
X                        MINNEAPOLIS, MINNESOTA 55416
Y
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoint Gregg A. Ostrander and Jeffrey M. Shapiro as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Michael Foods, Inc. held of record by the undersigned on March 15, 1995, at the Annual Meeting of Stockholders to be held on April 27, 1995, or any adjournment thereof.




                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                        SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS

NOMINEES: RICHARD A. COONROD, MILES E. EFRON, ORVILLE L. FREEMAN, ARVID C. KNUDTSON, JOSEPH D. MARSHBURN, JAMES H. MICHAEL, JEFFREY J. MICHAEL, RICHARD
G. OLSON, GREGG A. OSTRANDER
                             FOR            WITHHELD
                             / /               / /

/ /
   -----------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the space provided above.)

2. PROPOSAL TO APPROVE THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1995.
                             FOR            AGAINST             ABSTAIN
                             / /              / /                 / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign by authorized person.

Signature:                                   Date
          ----------------------------------      ------------------
Signature:                                   Date
          ----------------------------------      ------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.